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                                                                    Exhibit 23.2

                CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement (Form S-8) of Connetics Corporation, pertaining to the Stock Plan
(2000) and 1995 Employee Stock Purchase Plan, of our report dated January 28, 2002 (except for the Note titled Subsequent Event, as to which the date is March 26, 2002), with respect to the consolidated financial statements and schedule of Connetics Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                           /s/ ERNST and YOUNG LLP


Palo Alto, California
January 15, 2003